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SELECTED FINANCIAL AND                  DOMESTIC CABLE AND BROADBAND
OPERATING HIGHLIGHTS
(UNAUDITED)

                                       Quarter Ended
                                         March 31,       %     % Chg
Dollars in millions                    1998     1997  Change   Norm
----------------------             --------- ------------------------
Domestic Cable &
 Broadband Results
Revenues
 Basic cable                       $    414 $    368   12.5
 Premium                                 79       82   (3.7)
 Advertising                             31       25   24.0
 Primestar                               34       23   47.8
 Pay-per-view                            13       11   18.2
 New prod. tier                           5        2    -
 Equip. & Install.                       40       35   14.3
 Other                                    3        6  (50.0)
                                   -------------------
  Total Revenue (1)                $    619 $    552   12.1   12.5
                                   -------------------
Operating Cash Flow (2)
 Core cable (1)                    $    261 $    236   10.6   10.3
 Other                                  (21)     (11)  90.9
                                   -------------------
  Total Oper. Cash Flow (1)        $    240 $    225    6.7    6.0
                                   -------------------
Operating Cash Flow Margins
 Core cable                            45.4%    45.0%
 Total                                 38.8%    40.8%

Operating & Financial
 Highlights
Homes passed
 (thousands) (1)                      8,382    8,308    0.9    1.9
Subscribers
 (thousands):
 Basic cable (1)                      4,910    4,873    0.8    1.5
 Primestar                              193      152   27.0
Basic pen.                             58.6%    58.7%
Premium units
 (thousands)                          3,958    3,855    2.7
Premium/Basic                          80.6%    79.1%
High speed data
 cust. (actual)                      31,000       -     -
Core cbl. mnly.
 rev./avg. sub (actual) (1)        $  39.17 $  36.47    7.4    8.3

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